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                                                                   EXHIBIT 24(a)



INDEPENDENT AUDITORS' CONSENT



               We consent to the incorporation by reference in Registration Statements No. 33-20528 of Lazare Kaplan International Inc. on Form S-8, of our report dated July 13, 1994 (August 31, 1994 as to Note 11) incorporated by reference in the Annual Report on Form 10-K for the year ended May 31, 1996.



Deloitte & Touche LLP
New York, New York
August 23, 1996




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